Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614.278.6622

BIG LOTS REPORTS Q4 INCOME FROM CONTINUING OPERATIONS OF $1.76
PER SHARE AS COMPARABLE STORE SALES INCREASE 2.9%

COMPANY PROVIDES GUIDANCE FOR FISCAL 2015

COMPANY ANNOUNCES $200 MILLION SHARE REPURCHASE PROGRAM AND 12%
INCREASE IN QUARTERLY CASH DIVIDEND

Columbus, Ohio - March 6, 2015 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $94.0 million, or $1.76 per diluted share, for the fourth quarter of fiscal 2014 ended January 31, 2015. This result compares to our guidance of income of $1.70 to $1.80 per diluted share and to income from continuing operations of $84.2 million, or $1.45 per diluted share, for the fourth quarter of fiscal 2013. Net sales for the fourth quarter of fiscal 2014 increased 1.4% to $1,593.3 million, compared to net sales from continuing operations of $1,571.9 million for the same period of fiscal 2013. Comparable store sales increased 2.9% for the quarter compared to our guidance of a low single digit increase.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m very pleased with our fourth quarter results and strong finish to the year. Earnings for the quarter were solidly in line with our guidance as comps increased 2.9% representing our strongest performance of the year. Throughout 2014, we remained focused on our strategy and the consistency of our performance allowed us to drive positive comps in all four quarters for the first time in eight years. Jennifer has responded positively to new marketing messaging and our improved merchandise assortments focused on quality, brands, fashion, and value.”

FOURTH QUARTER HIGHLIGHTS

•	Income from continuing operations of $1.76 per diluted share, compares to guidance of $1.70 to $1.80 per diluted share and last year’s income from continuing operations of $1.45 per diluted share

•	Comparable store sales increase of 2.9%, compares to guidance of a low single digit increase

	Earnings per Share

	Q4 2014	Q4 2013	FY 2014	FY 2013 (1)

Continuing operations	$1.76	$1.45	$2.46	$2.44

Impact of non-recurring items	—	—	—	$0.01

Continuing operations - adjusted basis	$1.76	$1.45	$2.46	$2.45

Discontinued operations	$0.01	$0.00	($0.40)	($0.28)

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Inventory and Cash Management

Inventory ended fiscal 2014 at $852 million, compared to $915 million for fiscal 2013. The $63 million reduction in inventory was driven by a 4% decrease in inventory per store, a lower store count, and the strategic decision to liquidate our Canadian business.

We ended fiscal 2014 with $52 million of Cash and Cash Equivalents and $62 million of borrowings under our credit facility compared to $69 million of Cash and Cash Equivalents and $77 million of borrowings under our credit facility as of the end of fiscal 2013. Cash flow generated by our continuing U.S. operations (defined as cash provided by operating activities less cash used in investing activities) was focused on returning cash to our shareholders, lowering debt levels, and funding the closure of our Canadian operations.

FISCAL 2014 HIGHLIGHTS

•
Income from continuing operations of $2.46 per diluted share, compares to guidance of $2.40 to $2.50 per diluted share and last year’s adjusted income from continuing operations of $2.45 per diluted share (non-GAAP)

•	Comparable store sales increase of 1.8%

•	Cash flow from continuing U.S. operations of $254 million

•	Returned $278 million of cash to shareholders in the form of dividends and share repurchases

FISCAL 2014

For fiscal 2014, income from continuing operations totaled $136.7 million, or $2.46 per diluted share, which compares to adjusted income from continuing operations of $141.9 million, or $2.45 per diluted share (non-GAAP), for fiscal 2013. Net sales from continuing operations for fiscal 2014 increased 1.0% to $5,177.1 million compared to net sales from continuing operations of $5,124.8 for the same period of fiscal 2013. Comparable store sales increased 1.8% for fiscal 2014. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

Total Cash Returned To Shareholders

During our June 2014 Investor Conference, our management team and Board of Directors made a commitment to return cash to our shareholders in a balanced approach. At that time, we announced our first ever quarterly dividend program and committed to continue to repurchase shares in the open market.

For fiscal 2014, we invested $250 million to repurchase 6.1 million shares, or 10% of our outstanding share base, at a weighted average price of $40.94 per share, or approximately 17% lower than yesterday’s market close. Common shares acquired through share repurchase programs are available to meet obligations under equity compensation plans and for general corporate purposes. Additionally, we returned $28 million to shareholders in the form of three quarterly dividend payments (July, September, and December).

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2015 GUIDANCE

•
Forecasting fiscal 2015 income from continuing operations to be $2.75 to $2.90 per diluted share representing a 12% to 18% increase compared to fiscal 2014 income from continuing operations of $2.46 per diluted share

•	Forecasting comparable store sales to increase in the low single digit range

•	Forecasting cash flow of approximately $175 million

•	Forecasting cash returned to shareholders of approximately $240 million, including share repurchases and four quarterly dividend payments

We estimate fiscal 2015 income from continuing operations will be in the range of $2.75 to $2.90 per diluted share, compared to income from continuing operations of $2.46 per diluted share for fiscal 2014. This guidance is based on a comparable store sales increase in the low single digit range and total sales approximately flat. We estimate this financial performance will result in cash flow of approximately $175 million.

On March 4, 2015, our Board of Directors approved a share repurchase program (“2015 Share Repurchase Program”) providing for the repurchase of up to $200 million of our common shares. The $200 million authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the 2015 Share Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes. The 2015 Share Repurchase Program is eligible to begin on March 11, 2015 and will continue until exhausted.

As announced in a separate press release earlier today, on March 4, 2015, the Board of Directors increased the company’s quarterly dividend payment rate by approximately 12% by declaring a quarterly cash dividend for the first quarter of fiscal 2015 of $0.19 per common share. This dividend is payable on April 3, 2015, to shareholders of record as of the close of business on March 20, 2015.

Fiscal Q1 2015 Guidance

For the first quarter of fiscal 2015, we estimate income from continuing operations in the range of $0.55 to $0.60 per diluted share representing a 10% to 20% increase compared to last year’s income from continuing operations of $0.50 per diluted share. This guidance assumes a comparable store sales increase in the 1% to 2% range.

	Q1		Full Year

	2015 Guidance	2014	2015 Guidance	2014

EPS from continuing operations	$0.55 - $0.60	$0.50	$2.75 - $2.90	$2.46

EPS from discontinued operations (1)	—	($0.44)	—	($0.40)

(1) Includes our Canadian operations and wholesale operations

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the fourth quarter and provide commentary on our outlook for fiscal 2015. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, March 20, 2015. A replay of this call will also be available beginning today at 12:00 noon through March 20 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 5083776. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,461 BIG LOTS stores in 48 states with product assortments in the merchandise categories of Food, Consumables, Furniture & Home Décor, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. For more information, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JANUARY 31	FEBRUARY 1
	2015	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$52,261	$68,629
Inventories	851,669	914,965
Deferred income taxes	39,154	59,781
Other current assets	95,345	77,686
Total current assets	1,038,429	1,121,061

Property and equipment - net	550,555	569,682

Deferred income taxes	7,139	5,106
Other assets	39,768	43,750
	$1,635,891	$1,739,599

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$358,932	$365,772
Property, payroll and other taxes	76,924	73,334
Accrued operating expenses	62,955	57,167
Insurance reserves	38,824	37,607
Accrued salaries and wages	47,878	29,175
Income taxes payable	2,316	14,392
Total current liabilities	587,829	577,447

Long-term obligations under bank credit facility	62,100	77,000

Deferred rent	65,930	76,364
Insurance reserves	55,606	55,755
Unrecognized tax benefits	17,888	17,975
Other liabilities	56,988	33,631

Shareholders' equity	789,550	901,427
	$1,635,891	$1,739,599

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JANUARY 31, 2015		FEBRUARY 1, 2014
		%		%
	(Unaudited)		(Recast)

Net sales	$1,593,349	100.0	$1,571,912	100.0
Gross margin	649,929	40.8	609,631	38.8
Selling and administrative expenses	465,344	29.2	444,762	28.3
Depreciation expense	31,167	2.0	29,835	1.9
Operating profit	153,418	9.6	135,034	8.6
Interest expense	(972)	(0.1)	(803)	(0.1)
Other income (expense)	0	0.0	(1)	(0.0)
Income from continuing operations before income taxes	152,446	9.6	134,230	8.5
Income tax expense	58,463	3.7	50,001	3.2
Income from continuing operations	93,983	5.9	84,229	5.4
Income from discontinued operations, net of tax benefit of $849 and $22,200, respectively	448	0.0	124	0.0
Net income	$94,431	5.9	$84,353	5.4

Earnings per common share - basic (a)
Continuing operations	$1.78		$1.46
Discontinued operations	0.01		0.00
Net income	$1.79		$1.47

Earnings per common share - diluted (a)
Continuing operations	$1.76		$1.45
Discontinued operations	0.01		0.00
Net income	$1.77		$1.45

Weighted average common shares outstanding
Basic	52,889		57,513
Dilutive effect of share-based awards	578		546
Diluted	53,467		58,059

Cash dividends declared per common share	$0.17		$0.00

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 31, 2015		FEBRUARY 1, 2014
		%		%
	(Unaudited)		(Recast)

Net sales	$5,177,078	100.0	$5,124,755	100.0
Gross margin	2,043,954	39.5	2,007,369	39.2
Selling and administrative expenses	1,699,764	32.8	1,664,031	32.5
Depreciation expense	119,702	2.3	113,228	2.2
Operating profit	224,488	4.3	230,110	4.5
Interest expense	(2,588)	(0.0)	(3,293)	(0.1)
Other income (expense)	0	0.0	(12)	(0.0)
Income from continuing operations before income taxes	221,900	4.3	226,805	4.4
Income tax expense	85,239	1.6	85,515	1.7
Income from continuing operations	136,661	2.6	141,290	2.8
Loss from discontinued operations, net of tax benefit of $13,852 and $24,046, respectively	(22,385)	(0.4)	(15,995)	(0.3)
Net income	$114,276	2.2	$125,295	2.4

Earnings per common share - basic (a)
Continuing operations	$2.49		$2.46
Discontinued operations	(0.41)		(0.28)
Net income	$2.08		$2.18

Earnings per common share - diluted (a)
Continuing operations	$2.46		$2.44
Discontinued operations	(0.40)		(0.28)
Net income	$2.06		$2.16

Weighted average common shares outstanding
Basic	54,935		57,415
Dilutive effect of share-based awards	617		543
Diluted	55,552		57,958

Cash dividends declared per common share	$0.51		$0.00

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JANUARY 31, 2015	FEBRUARY 1, 2014
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$256,184	$269,432

Net cash used in investing activities	(18,841)	(20,887)

Net cash used in financing activities	(247,570)	(246,380)

Impact of foreign currency on cash	—	(1,262)

(Decrease) increase in cash and cash equivalents	(10,227)	903
Cash and cash equivalents:
Beginning of period	62,488	67,726
End of period	$52,261	$68,629

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 31, 2015	FEBRUARY 1, 2014
	(Unaudited)

Net cash provided by operating activities	$318,562	$198,334

Net cash used in investing activities	(90,749)	(97,495)

Net cash used in financing activities	(249,320)	(91,196)

Impact of foreign currency on cash	5,139	(1,595)

(Decrease) increase in cash and cash equivalents	(16,368)	8,048
Cash and cash equivalents:
Beginning of period	68,629	60,581
End of period	$52,261	$68,629

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following table reconciles: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the year-to-date 2013 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Full-year 2013 - Fifty-two weeks ended February 1, 2014

	As Recast	Adjustment to exclude loss contingency	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,664,031	$(4,375)	$3,579	$1,663,235
Selling and administrative expense rate	32.5%	(0.1%)	0.1%	32.5%
Operating profit	230,110	4,375	(3,579)	230,906
Operating profit rate	4.5%	0.1%	(0.1%)	4.5%
Income tax expense	85,515	1,615	(1,400)	85,730
Effective income tax rate	37.7%	0.0%	(0.0%)	37.7%
Income from continuing operations	141,290	2,760	(2,179)	141,871
Net income	125,295	2,760	(2,179)	125,876
Diluted earnings per share from
continuing operations	$2.44	$0.05	$(0.04)	$2.45
Diluted earnings per share	$2.16	$0.05	$(0.04)	$2.17

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax charge related to the settlement of a legal matter of $4,375 ($2,760, net of tax); and (2) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.